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Exhibit 10.14 to
Form 10-SB Registration Statement


This Agreement is made the 30th day of June, 1986, as amended as of the 30th of January, 1990 by and between:

Golden Queen Mining Co. Ltd., a company duly incorporated under the laws of the Province of British Columbia and having its registered office at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia (the "Company"); and

Chester Shynkaryk of 9391 Lasko Drive, Richmond, British Columbian V7E 5W6 (the "Employee").

A. The Employee has expertise in obtaining resource properties, obtaining financing and managing the affairs of resource companies.

B. The Company recognizes the expertise of the Employee and is desirous of securing the services of the Employee to perform such services on behalf of the Company.

C. The Employee has agreed t provide certain services to the Company on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the representations, covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1. The Company agrees to engage the services of the Employee commencing July 1, 1986 to:

    (a) provide the Company with opportunities to participate in the exploration and development of resource properties;
    (b) use his best efforts to obtain financing for the Company when required;
    (c) manage the general administration of the Company, including its internal corporate affairs, daily accounting, office and personnel management, and other matters of daily administration; and
    (d) carry out such other duties as the board of directors of the Company shall decide from time to time.

2. In consideration of the Employee providing the services referred to in clause 1 hereof, the Company agrees to pay the Employee a management fee of $1,000 per month [$3,500 pursuant to amendment adopted January 30, 1990], payable on the first day of each month commencing July 1, 1986.

3. It is understood between the parties that the Employee shall be required to exert such efforts and expend such time as required to perform the duties referred to in clause 1 hereof, and that the Employee shall not be required to devote his full time and attention to the affairs of the Company, and the Employee may engage in other activities and businesses as he seem fits, provided the Employee performs the duties referred to in clause 1 hereof as required.

4.1 This Agreement shall continue indefinitely until terminated by the Company or the Employee.

4.2 The Company or the Employee may terminate this Agreement by giving one months' notice to the other party. In the event the Company does not provide the required one month's notice, the Company shall forthwith pay the Employee a sum equal to one month's management fee payable hereunder.

5. The Employee shall not during or after the term of this Agreement, for his own benefit or to the detriment of the Company, disclose to any person, firm or corporation any information concerning the business or affairs of the Company that the Employee acquired during the course of, or incidental to, providing services to the Company.

6.  This Agreement may not be assigned by either party.

7. Any notice under this Agreement shall be given in writing and delivered to the party to receive such notice at the address of the party indicated on page 1 hereof, or at such other address as any party may hereafter designate by notice in writing. Such notice shall be effective forthwith from the date of delivery.

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8.  This Agreement is subject to the approval of the Vancouver Stock Exchange and the Superintendent of Brokers for British Columbia, as required. The Employee will comply will all conditions and requirements which may be imposed by the Vancouver Stock Exchange and the Superintendent of Brokers for British Columbia.

9. This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties, and may not be amended or otherwise modified except by an instrument in writing signed by both parties.

10. This Agreement shall be construed under and governed by the laws of British Columbia.

11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

/s/ Golden Queen Mining Co. Ltd.

/s/ Chester Shynkaryk





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